SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                           CURRENT REPORT ON FORM 8-K

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934




                           Date of Report: May 8, 1996
                        (Date of Earliest event reported)


                         *******************************


                          MEDIZONE INTERNATIONAL, INC.
                          ----------------------------

             (Exact name of Registrant as specified in its charter)




  Nevada                        2-93277-D                           87-0412648
  ------                        ---------                           ----------
  State of                      Commission                          IRS Taxpayer
  Incorporation                 Registration No.                    I.D. Number




            123 East 54th Street, Suite 7B, New York, New York 10022
            --------------------------------------------------------
                     Address of Principal executive offices


                  Registrant's telephone number: (212) 421-0303
                                                 --------------



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Item 5.           Other Events
                  ------------

     During the last quarter of 1995, Medizone International, Inc. (the "Company") was advised by San Raffaele Hospital of the University of Milan ("Milan") and the Regional Oncology Center and AIDS Treatment Center at Aviano ("Aviano") that their respective ethics committees had approved the commencement of human trials to study the effects of Medizone (the drug) on patients infected with HIV (in the case of Aviano) and Hepatitis B (chronic-active) trials (in the case of Milan), subject to the receipt of specific affirmative approvals for these trials from the Italian Ministry of Health. On May 8, 1996, the Italian Ministry of Health issued its approvals, which were thereafter communicated to the Company. The Italian Scientific Society for Ozone Oxygen Therapy ("ISSOT") will supervise these Phase I clinical trials which were designed by the Company as classical Phase I trials of its patents (both of Medizone, the drug, and the Company's technology) to determine, in a dose-ranging study, the relative toxicity of this treatment against surrogate markers of efficacy. Each of these trials is designed to take approximately one year to complete, although there can be no assurance that such time-frame will be adhered to once the trials commence.

     By the terms of the Company's letter agreement with ISSOT, dated March 23, 1993, the Company is required to pay for laboratory tests performed by each testing institution that are outside the scope of the normal realm of clinical analyses performed by the testing institutions. The Company has agreed with Milan and Aviano, respectively, that the costs of these assays will be approximately U.S. $150,000 for Milan and U.S. $180,000 for Aviano. The Company is required to commit to each of these respective fundings prior to the commencement of trials at the particular site. The Company is presently without the financial wherewithal to enter into such binding commitments with each institution to provide such funding and neither trial will commence until such commitment is made by the Company. The Company is also required to provide each institution with ozone generating, monitoring and delivery devices for use in the trials. On July 1, 1996, the Company agreed in principle with an Italian manufacturer to provide ozone generating devices which meet the Company's specifications for the Italian trials as well as its equipment patent for use in the trials to be commenced at Milan and Aviano, as well as the other sites contemplated under the Company's letter agreement with ISSOT. While the terms of this agreement have been finalized, with the Company's financial responsibilities thereunder (approximately U.S. $180,000), being subject to the construction of an actively working prototype meeting all of the Company's detailed specifications, the Company presently does not have the financial resources to meet its obligations under this putative agreement and will not enter into such agreement until it obtains financing sufficient for it to meet its obligations thereunder.

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

                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned, one of its officers thereunto duly authorized.

Dated:  New York, NY
        July 1, 1996

                                            MEDIZONE INTERNATIONAL, INC.



                                            By: s/Joseph S. Latino
                                               ---------------------------
                                                  Joseph S. Latino
                                                  President



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